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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
         EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 23, 1998



                                  JOSTENS, INC.
             (Exact name of Registrant as specified in its charter)



       MINNESOTA                      1-5064                 41-0343440
(State of Incorporation)     (Commission File Number)     (I.R.S. Employer
                                                          Identification No.)




                            5501 Norman Center Drive
                          Minneapolis, Minnesota 55437
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (612) 830-3300
              (Registrant's telephone number, including area code)





                         EXHIBIT INDEX LOCATED AT PAGE 6
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ITEM 5. OTHER EVENTS.

         On July 23, 1998, the Board of Directors (the "Board") of Jostens, Inc. (the "Company"), declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock of the par value of $.33-1/3 per share (the "Common Shares") of the Company. The dividend is payable on August 19, 1998 (the "Record Date") to shareholders of record at the close of business on that date.

         The description that follows of the terms of the share rights plan (the "Plan") contained in the Rights Agreement (the "Rights Agreement") dated as of July 23, 1998 between the Corporation and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agent"), and of the Rights issued thereunder (the "Rights") is a general description only and does not purport to be complete.


                     DESCRIPTION OF THE PLAN AND THE RIGHTS

         Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 (the "Preferred Shares"), of the Company at a price of $90.00 per one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement").

         Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate certificates evidencing the Rights ("Rights Certificates") will be distributed. The Rights will separate from the Common Shares and a Distribution Date will occur upon the earlier of
(i) ten (10) days following public disclosure that a person or group of affiliated or associated persons has become an "Acquiring Person" (as defined below), or (ii) ten (10) days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an "Acquiring Person." Except as set forth below, an "Acquiring Person" is a person or group of affiliated or associated persons who has acquired beneficial ownership of 20% or more of the outstanding Common Shares. The term "Acquiring Person" excludes (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan of the Company or any subsidiary of the Company, (iv) any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, and
(v) any person holding Common Shares issued to that person by the Company in a transaction approved in advance by a the Board of Directors, including a majority of the Independent Directors (as defined below).

         The Rights are not exercisable until the occurrence of the Distribution Date. Until the occurrence of the Distribution Date, (i) the Rights will be evidenced by the Common Shares certificates and will be transferred with and only with such Common Shares certificates, (ii) new Common Shares certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.

                                       2
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         As soon as practicable after the occurrence of the Distribution Date,
Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. The Rights will expire at the close of business on August 19, 2008, unless extended or earlier redeemed by the Company as described below.

         The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Rights will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

         Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Preferred Shares purchasable upon exercise of each Right should approximate the value of one share of Common Shares. Shares of Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each share of the Preferred Shares will be entitled to a quarterly dividend payment of 100 times the dividend declared per share of Common Shares. Each share of Preferred Shares will have 100 votes, voting together with the shares of Common Shares. These rights are protected by customary antidilution provisions.

         In the event that, at any time following the Distribution Date, a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise of the Right, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void and nontransferable and any holder of any such Right (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such Right.

         In the event that, at any time following the Distribution Date, the Company is acquired in certain merger or other business combination transactions or 50% or more of the Company's assets or earning power is sold, mortgaged or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the Right.

                                       3
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         At any time until ten days following the Shares Acquisition Date, the
Company may redeem the Rights in whole, but not in part, at a price (the "Redemption Price") of $.001 per Right by resolution of a committee of the Board of Directors (composed exclusively, of Independent Directors and only if the Independent Directors constitute a majority of the directors then in office). "Independent Director" means (i) a member of the Board of Directors of the Company as of the date of this Agreement who is not an employee of the Company and (ii) any successor to an Independent Director if the successor was recommended for election by a majority of the Independent Directors or elected to succeed an Independent Director by a majority of the Independent Directors. In no event shall an Independent Director be an Acquiring Person, an Affiliate or Association of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate.

         At any time after a Person becomes an Acquiring Person (subject to certain exceptions), and prior to the acquisition by a Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange all or part of the Rights for Common Shares at an exchange ratio per Right equal to the result obtained by dividing the exercise price of a Right by the current per share market price of the Common Shares, subject to adjustment.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common shares of the acquiring company as set forth above.

         Any of the provisions of the Rights Agreement may be amended by resolution of the Company's Board of Directors (provided that such resolution is approved by a majority of the Independent Directors and only if the Independent Directors constitute a majority of the directors then in office) prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by resolution of the Company's Board of Directors (provided that such resolution is approved by a majority of the Independent Directors and only if the Independent Directors constitute a majority of the directors then in office) in order to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or its affiliates or associates).

         A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement of Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

                                       4
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ITEM 7. EXHIBITS.

         1. Form of Rights Agreement, dated as of July 23, 1998 between Jostens, Inc. and Norwest Bank Minnesota, N.A.;

         2.       Press Release dated as of July 23, 1998.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it behalf by the undersigned, thereunto duly authorized.

                                              JOSTENS, INC.


                                              /s/Robert C. Buhrmaster
                                              -------------------------------
Date:  August 5, 1998                         By: Robert C. Buhrmaster,
                                                  Chairman of the Board,
                                                  President and Chief
                                                  Executive Officer

                                       5
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                                  EXHIBIT INDEX

EXHIBIT NO.

   1. Form of Rights Agreement, dated as of July 23, 1998 between Jostens, Inc. and Norwest Bank Minnesota, N.A., as Rights Agent, incorporated by reference from the Company's Registration Statement on Form 8-A dated as of August 3, 1998.

   2.             Press Release dated July 23, 1998.